Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:                 Paul D. Geraghty, President and CEO
PHONE:                      215-513-2391

HARLEYSVILLE NATIONAL CORPORATION REPORTS
FOURTH QUARTER EARNINGS OF $3.8 MILLION AND
2008 EARNINGS OF $25.1 MILLION

Declares dividend of 10 cents per share payable March 13, 2009

HARLEYSVILLE, PA (February 2, 2009) - Harleysville National Corporation (NASDAQ:HNBC) reported today net income of $3.8 million or $.11 per diluted share for the fourth quarter of 2008, compared to $6.2 million or $.20 per diluted share for the fourth quarter of 2007.  For the year ended December 31, 2008, net income was $25.1 million or $.78 per diluted share compared to $26.6 million or $.90 per diluted share for the year ended 2007.  Fourth quarter results include a non-cash other-than-temporary impairment charge of $1.9 million on collateralized debt obligation investments in pooled trust preferred securities.  Fourth quarter results also  include $2.5 million in merger expenses associated with the acquisition of Willow Financial Bancorp, which closed on December 5, 2008, and a $2.4 million gain on the sale of investment securities, which virtually offsets the one-time merger costs.
Paul D. Geraghty, President and CEO, Harleysville National Corporation, said, “2008 was a challenging year for all financial institutions, and Harleysville was no exception. However, we enjoyed healthy organic loan growth and substantial growth in fee income and new revenue sources in our retail banking business; as well as expansion of our net interest margin.  These factors helped Harleysville deliver profitable results in a year when many of banking industry peers struggled to survive.  In addition, we executed on the integration of the Willow Financial Bancorp acquisition, which transforms our franchise into the third-largest bank holding company headquartered in the Greater Philadelphia region.  These are accomplishments that our entire team can be proud of, especially considering the overall macroeconomic environment.”
Provision for Loan Losses
During the fourth quarter of 2008, provision for loan losses was $7.9 million, compared to $4.5 million in the fourth quarter of 2007.  For the year ended December 31, 2008, the provision for loan losses was $15.6 million, compared to $10.6 million in 2007. The provision for loan losses during 2008 reflects an increase in non-performing assets to $78.5 million at year end and quarter end, up from $22.0 million at the end of 2007 and $38.8 million at the end of the third quarter of 2008.
Mr. Geraghty continued, “We continue to carefully monitor our positions in the loan portfolio.  In light of current economic conditions, which impacted three large unrelated commercial credit exposures primarily in our real estate portfolio, we increased allowance for loan losses in this quarter.  The increase in allowance for loan losses negatively impacted fourth quarter and full year financial results.  To ensure that we continue to be well-equipped to deal with any deteriorating credit situations, we have added supplemental resources to our collections and workout areas. We continue to actively lend to creditworthy commercial and retail customers.”
Total Risk Based Capital
Unprecedented upheaval in the economy that has negatively impacted the credit and capital markets is causing substantial “mark to market” discounts that give rise to significant purchase accounting adjustments in connection with our acquisition of Willow Financial Bancorp.  Harleysville does not believe that these “mark to market” valuations reflect a reduction in the realizable value of Willow Financial’s assets and expects to recover the discount through amortization in 2009 and beyond.
Purchase accounting adjustments related to the acquisition helped to push the Company’s Total Risk-based Capital Ratio below the regulatory threshold for a “Well Capitalized” bank holding company.  The following is a comparison of Harleysville National Corporation’s capital metrics to regulatory thresholds for a “Well Capitalized” and “Adequately Capitalized” bank holding company.

Harleysville National Corporation
Capital Measure	Ratio	Regulatory Standard for Adequately Capitalized	Regulatory Standard for Well Capitalized
Total Capital (to risk weighted assets)	8.88%	8.00%	10%
Tier 1 Capital (to risk weighted assets)	7.73%	4.00%	6%
Tier 1 Capital (to average assets)	8.19%	4.00%	5%

Metrics for Harleysville National Bank appear in the supplemental financial tables attached.

Harleysville continues to meet the definition of “Well Capitalized” for two of the measures above and “Adequately Capitalized” for the third.  It has instituted a plan targeted to return the Company to “Well Capitalized” within the year.
Paul Geraghty stated, “While we are disappointed that ‘mark to market’ valuations caused by recent market volatility contributed to a short-term reduction in one of the three ‘Well Capitalized’ calculations, we are committed to returning the Company to ‘Well Capitalized’ this year.  Moreover, the acquisition of Willow Financial is a key milestone in our continuing efforts to evolve and better compete in the changing market.  We believe that the market opportunity for a strong locally-headquartered community bank with the scale, market presence, and sophisticated product set of the combined Harleysville National/Willow Financial Bancorp will be significant.  As noted in our communications regarding the Willow Financial acquisition, we have identified $15 - $20 million of cost savings that we believe can be realized during 2009, and a well-executed integration process has put Harleysville on track to meet this goal.  Additional revenue enhancement and cost savings opportunities are identified on an ongoing basis by Harleysville employees as part of our continued drive to enhance efficiency, effectiveness and performance.”
First Quarter Dividend
Geraghty continued, “In the interest of shareholders, we believe it prudent to build balance sheet strength and liquidity in response to the negative economic outlook for 2009 forecast by many leading economists, especially with respect to the credit markets.  After careful analysis of dividend yields, we reduced the quarterly dividend from $.20 per share to $.10 per share.”
Accordingly, the Board of Directors of Harleysville National Corporation declared a regular cash dividend of $.10 per share on 42,977,569 shares of outstanding common stock as of January 22, 2009. The dividend is payable March 13, 2009, to shareholders of record on February 27, 2009.
Mr. Geraghty said, “Harleysville has always been committed to maintaining a dividend policy that provides an appropriate return for shareholders while enabling the bank to retain capital for reinvestment in the core banking business.  We understand the importance of dividends to our shareholders, and as a factor of this, maintain a sharp focus on delivering value over the long-term.  We believe that a $.10 per share dividend, which represents a 3.2% dividend yield at present, meets these objectives.”
Key Financial Metrics
The following is an overview of the key financial metrics for the quarter:
·	Total assets were $5.5 billion at December 31, 2008, an increase of 40.7% or $1.6 billion over $3.9 billion at December 31, 2007. On December 5, 2008, the Corporation completed its acquisition of

Willow Financial Bancorp, expanding Harleysville’s branch network within Chester, Bucks, Montgomery and Philadelphia Counties by 29 branches.  At closing, Willow Financial had approximately $1.6 billion of assets; loans of approximately $1.1 billion; and deposits of approximately $943 million.
·
Loans increased approximately $1.2 billion and deposits grew $1.0 billion from the prior year.  Adjusted for the Willow Financial acquisition, organic loan growth was $98.0 million, or a healthy 4.0%, while deposits remained relatively flat.

·
Net interest income on a tax equivalent basis in the fourth quarter of 2008 increased $8.3 million or 36.0% from the same period in 2007.  Net interest income on a tax equivalent basis increased $23.2 million or 26.2% for the year ended December 31, 2008, as compared to 2007.  The net interest margin for the fourth quarter at 3.16%, was up 40 basis points from 2.76% for the fourth quarter of 2007.

·
Nonperforming assets increased $56.6 million to $78.5 million at December 31, 2008, from $22.0 million at the end of 2007.  Nonperforming assets as a percentage of total assets increased to 1.43% compared to .56% at the end of 2007.  Net charge-offs totaled $5.9 million, a decline of $1.8 million during 2008 over 2007.

·
Quarterly noninterest income decreased $827,000.  Fourth quarter noninterest income includes a non-cash other-than-temporary impairment charge of $1.9 million on collateralized debt obligation investments in pooled trust preferred securities. One time gains from sales of investment securities in 2008 and gains from sales of facilities in 2007 reflect a net decline of $1.0 million in the current quarter over last year’s quarter. Wealth management fee growth was $.7 million or 13.2%.  Additionally, there was an increase in service charges on deposits of $.8 million or 27.7%.

·
Quarterly noninterest expenses were up $7.7 million over the same period in the prior year.    Driving these increases were salary and benefits expenses primarily due to higher staffing levels resulting from new branch openings, the East Penn acquisition which occurred during the fourth quarter 2007, and the Willow Financial acquisition closed in the fourth quarter of 2008.  In addition, occupancy expenses increased due to new branch openings as well as the aforementioned acquisitions. Intangible asset amortization and valuation changes on mortgage servicing rights increased $1.8 million over the fourth quarter of 2007.  Other expenses increased due to increased professional, consulting fees and merger costs of $2.5 million.

Harleysville National Corporation, with assets of $5.5 billion, is the holding company for Harleysville National Bank (HNB).  Investment Management and Trust Services are provided through Millennium Wealth Management and Cornerstone, divisions of HNB, with assets under management of $2.6 billion.  Harleysville National Corporation stock is traded under the symbol "HNBC" and is commonly quoted under NASDAQ Global Select Market®. For more information, visit the Harleysville National Corporation website at www.hncbank.com
- # # # -
This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors.  Such factors include the possibility that anticipated cost savings may not be realized, estimated synergies may not occur, increased demand or prices for the company's financial services and products may not occur, changing economic and competitive conditions, technological developments and other risks and uncertainties.  Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of their business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; disruption from the transaction making it more difficult to maintain relationships with customers and employees, and challenges in establishing and maintaining operations in new markets; volatilities in the securities markets; and deteriorating economic conditions and other risks and uncertainties, including those detailed in the Corporation’s filings with the Securities and Exchange Commission.

Harleysville National Corporation
Consolidated Selected Financial Data (1)
(Dollars in thousands, except per share data)
December 31, 2008
(unaudited)

For the period:		Three Months Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2008	2008	2008	2008	2007
Interest Income	$54,583	$49,942	$49,353	$52,416	$51,133
Interest Expense	25,136	24,645	24,164	28,209	29,555
Net Interest Income	29,447	25,297	25,189	24,207	21,578
Provision for Loan Losses	7,920	2,580	3,107	1,960	4,475
Net Interest Income after
Provision for Loan Losses	21,527	22,717	22,082	22,247	17,103

Service Charges	3,666	3,424	3,312	3,113	2,870
Gains on Sales of Investment Securities, Net	2,417	-	97	128	657
Other-than-temporary Impairment of Available for Sale Securities	(1,923)	-	-	-	-
Gain on Sale-Leaseback of Bank Properties	-	-	-	-	2,788
Wealth Management Income	5,683	3,779	4,567	4,277	5,019
Bank-Owned Life Insurance Income	730	706	657	684	656
Other Income	2,771	2,536	2,963	2,630	2,181
Total Noninterest Income	13,344	10,445	11,596	10,832	14,171

Salaries, Wages and Employee Benefits	14,509	13,539	14,201	13,859	13,050
Occupancy	2,663	2,412	2,441	2,585	2,043
Furniture and Equipment	1,181	1,074	1,083	1,094	1,051
Intangibles expense	2,211	678	631	688	385
Merger Charges	2,456	974	-	-	339
Other Expenses	8,273	6,476	6,102	5,492	6,711
Total Noninterest Expense	31,293	25,153	24,458	23,718	23,579

Income Before Income Taxes	3,578	8,009	9,220	9,361	7,695
Income Tax (Benefit) Expense	(245)	1,370	1,893	2,057	1,514
Net Income	$3,823	$6,639	$7,327	$7,304	$6,181

Per Common Share Data:
Weighted Average Common Shares - Basic	34,695,062	31,385,257	31,359,011	31,346,833	30,075,054
Weighted Average Common Shares - Diluted	34,843,058	31,551,026	31,521,608	31,522,736	30,278,743
Net Income Per Share - Basic	$0.11	$0.21	$0.24	$0.23	$0.20
Net Income Per Share - Diluted	$0.11	$0.21	$0.23	$0.23	$0.20
Cash Dividend Per Share	$0.20	$0.20	$0.20	$0.20	$0.20
Book Value	$11.05	$9.90	$10.45	$10.95	$10.83
Market Value	$14.44	$16.98	$11.16	$14.42	$14.57

For the period:	Twelve Months Ended
	December 31,
	2008	2007
Interest Income	$206,294	$194,561
Interest Expense	102,154	112,127
Net Interest Income	104,140	82,434
Provision for Loan Losses	15,567	10,550
Net Interest Income after
Provision for Loan Losses	88,573	71,884

Service Charges	13,515	9,690
Gains on Sales of Investment Securities, Net	2,642	1,187
Other-than-temporary Impairment of Available for Sale Securities	(1,923)	(55)
Gain on Sale-Leaseback of Bank Properties	-	2,788
Wealth Management Income	18,306	18,642
Bank-Owned Life Insurance Income	2,777	2,489
Other Income	10,900	8,597
Total Noninterest Income	46,217	43,338

Salaries, Wages and Employee Benefits	56,108	48,832
Occupancy	10,101	7,008
Furniture and Equipment	4,432	3,941
Intangibles expense	4,208	1,225
Merger Charges	3,430	423
Other Expenses	26,343	19,926
Total Noninterest Expense	104,622	81,355

Income Before Income Taxes	30,168	33,867
Income Tax Expense	5,075	7,272
Net Income	$25,093	$26,595

	Twelve Months Ended
	December 31,
Per Common Share Data:	2008	2007
Weighted Average Common Shares - Basic	32,201,150	29,218,671
Weighted Average Common Shares - Diluted	32,364,137	29,459,898
Net Income Per Share - Basic	$0.78	$0.91
Net Income Per Share - Diluted	$0.78	$0.90
Cash Dividend Per Share	$0.80	$0.80

	2008	2008	2008	2008	2007
Asset Quality Data:	4Q	3Q	2Q	1Q	4Q
Nonaccrual Loans	$75,060	$36,278	$36,284	$23,819	$21,091
90 + Days Past Due Loans	1,849	1,275	1,676	1,702	857
Nonperforming Loans	76,909	37,553	37,960	25,521	21,948
Net Assets in Foreclosure	1,626	1,221	1,189	1,536	28
Nonperforming Assets	$78,535	$38,774	$39,149	$27,057	$21,976
Loan Loss Reserve	$49,955	$31,668	$31,174	$28,490	$27,328
Loan Loss Reserve / Loans	1.36%	1.25%	1.25%	1.15%	1.11%
Loan Loss Reserve / Nonperforming Loans	65.0%	84.3%	82.1%	111.6%	124.5%
Nonperforming Assets / Total Assets	1.43%	0.98%	1.01%	0.69%	0.56%
Net Loan Charge-offs	$2,558	$2,086	$423	$798	$3,019
Net Loan Charge-offs (annualized)
/ Average Loans	0.36%	0.33%	0.07%	0.13%	0.53%

	2008	2008	2008	2008	2007
Selected Ratios (annualized):	4Q	3Q	2Q	1Q	4Q
Return on Average Assets	0.35%	0.68%	0.76%	0.75%	0.68%
Return on Average Shareholders' Equity	4.40%	8.20%	8.79%	8.55%	7.74%
Yield on Earning Assets (FTE)	5.69%	5.76%	5.80%	6.07%	6.28%
Cost of Interest Bearing Funds	2.82%	3.10%	3.12%	3.60%	4.02%
Net Interest Margin (FTE)	3.16%	3.02%	3.06%	2.91%	2.76%
Leverage Ratio	8.19%	8.13%	8.18%	8.07%	8.72%

	2008	2007
Selected Ratios (annualized):	Year-to-date	Year-to-date
Return on Average Assets	0.63%	0.79%
Return on Average Shareholders' Equity	7.45%	8.91%
Yield on Earning Assets (FTE)	5.83%	6.39%
Cost of Interest Bearing Funds	3.15%	4.13%
Net Interest Margin (FTE)	3.04%	2.82%

Balance Sheet (Period End):	2008	2008	2008	2008	2007
	4Q	3Q	2Q	1Q	4Q
Assets	$5,490,509	$3,949,730	$3,882,232	$3,894,019	$3,903,001
Earning Assets	4,944,126	3,626,352	3,544,587	3,569,040	3,579,211
Investment Securities	1,231,661	983,349	1,014,134	1,048,915	982,915
Loans	3,685,244	2,539,037	2,501,968	2,481,930	2,460,823
Other Earning Assets	27,221	103,966	28,485	38,195	135,473
Interest-Bearing Liabilities	4,449,461	3,221,921	3,114,993	3,129,316	3,135,085
Total Deposits	3,938,432	3,018,276	2,865,148	2,987,907	2,985,058
Noninterest-Bearing Deposits	479,469	343,308	362,750	355,027	358,258
Interest-Bearing Checking	556,855	430,607	422,850	399,178	482,104
Money Market	1,042,302	727,693	756,588	854,831	796,325
Savings	270,885	182,342	183,226	171,337	145,681
Time Deposits	1,588,921	1,334,326	1,139,734	1,207,534	1,202,690
Total Borrowed Funds	990,498	546,953	612,595	496,436	508,285
Federal Home Loan Bank	522,671	213,755	223,764	208,774	216,785
Other Borrowings	467,827	333,198	388,831	287,662	291,500
Shareholders' Equity	474,707	310,994	327,910	343,282	339,310

Balance Sheet (Average):	2008	2008	2008	2008	2007
	4Q	3Q	2Q	1Q	4Q
Assets	$4,341,741	$3,899,593	$3,856,900	$3,890,959	$3,589,139
Earning Assets	3,956,963	3,580,454	3,552,208	3,590,965	3,326,663
Investment Securities	1,072,468	1,002,901	1,029,502	1,043,566	962,918
Loans	2,860,891	2,522,034	2,491,894	2,463,242	2,278,188
Other Earning Assets	23,604	55,519	30,812	84,157	85,557
Interest-Bearing Liabilities	3,550,359	3,158,464	3,114,520	3,151,996	2,914,269
Total Deposits	3,289,483	2,923,815	2,900,523	2,977,052	2,718,625
Noninterest-Bearing Deposits	445,495	348,183	340,802	324,120	313,556
Interest-Bearing Checking	444,141	428,078	415,398	436,828	480,003
Money Market	820,395	739,931	804,890	822,411	768,596
Savings	212,081	182,403	176,917	156,211	122,442
Time Deposits	1,367,371	1,225,220	1,162,516	1,237,482	1,034,028
Total Borrowed Funds	706,371	582,832	554,799	499,064	509,200
Federal Home Loan Bank	289,245	217,717	213,860	211,607	211,043
Other Borrowings	417,126	365,115	340,939	287,457	298,157
Shareholders' Equity	345,887	322,077	335,311	343,400	316,778

Average Balance Sheets and Interest Rates - Fully-Taxable Equivalent Basis

	Three Months Ended December 31, 2008			Three Months Ended December 31, 2007
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Investment securities
Taxable investments	$758,807	$10,301	5.40%	$696,628	$8,982	5.12%
Non-taxable investments (2)	313,661	4,820	6.11%	266,290	4,000	5.96%
Total investment securities	1,072,468	15,121	5.61%	962,918	12,982	5.35%
Federal funds sold and deposits in banks	23,604	52	0.88%	85,557	1,023	4.74%
Loans(2) (3)	2,860,891	41,434	5.76%	2,278,188	38,692	6.74%
Total earning assets	3,956,963	56,607	5.69%	3,326,663	52,697	6.28%
Noninterest-earning assets	384,778			262,476
Total assets	$4,341,741			$3,589,139

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing deposits:
Savings and money market	$1,476,617	5,604	1.51%	$1,371,041	10,768	3.12%
Time	1,367,371	13,357	3.89%	1,034,028	12,639	4.85%
Total interest-bearing deposits	2,843,988	18,961	2.65%	2,405,069	23,407	3.86%
Borrowed funds	706,371	6,175	3.48%	509,200	6,148	4.79%
Total interest-bearing liabilities	3,550,359	25,136	2.82%	2,914,269	29,555	4.02%
Noninterest-bearing liabilities:
Demand deposits	369,480			313,556
Other liabilities	76,015			44,536
Total noninterest-bearing liabilities	445,495			358,092
Total liabilities	3,995,854			3,272,361
Shareholders' equity	345,887			316,778
Total liabilities and shareholders' equity	$4,341,741			$3,589,139

Net interest spread			2.87%			2.26%
Effect of noninterest-bearing sources			0.29%			0.50%
Net interest income/margin on earning assets		$31,471	3.16%		$23,142	2.76%
Less tax equivalent adjustment		2,024			1,564
Net interest income		$29,447			$21,578

	Twelve Months Ended December 31, 2008			Twelve Months Ended December 31, 2007
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Investment securities
Taxable investments	$738,640	$39,195	5.31%	$681,788	$34,803	5.10%
Non-taxable investments (2)	298,472	18,110	6.07%	262,676	15,849	6.03%
Total investment securities	1,037,112	57,305	5.53%	944,464	50,652	5.36%
Federal funds sold and deposits in banks	48,474	1,097	2.26%	72,087	3,576	4.96%
Loans(2) (3)	2,585,101	155,447	6.01%	2,123,170	146,400	6.90%
Total earning assets	3,670,687	213,849	5.83%	3,139,721	200,628	6.39%
Noninterest-earning assets	327,285			231,583
Total assets	$3,997,972			$3,371,304

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing deposits:
Savings and money market	$1,409,941	25,140	1.78%	$1,381,582	47,980	3.47%
Time	1,248,412	53,771	4.31%	863,953	41,309	4.78%
Total interest-bearing deposits	2,658,353	78,911	2.97%	2,245,535	89,289	3.98%
Borrowed funds	586,088	23,243	3.97%	471,296	22,838	4.85%
Total interest-bearing liabilities	3,244,441	102,154	3.15%	2,716,831	112,127	4.13%
Noninterest-bearing liabilities:
Demand deposits	345,717			312,011
Other liabilities	71,160			44,069
Total noninterest-bearing liabilities	416,877			356,080
Total liabilities	3,661,318			3,072,911
Shareholders' equity	336,654			298,393
Total liabilities and shareholders' equity	$3,997,972			$3,371,304

Net interest spread			2.68%			2.26%
Effect of noninterest-bearing sources			0.36%			0.56%
Net interest income/margin on earning assets		$111,695	3.04%		$88,501	2.82%
Less tax equivalent adjustment		7,555			6,067
Net interest income		$104,140			$82,434

Regulatory Capital
					To Be Well Capitalized
					Under Prompt Corrective
	Actual		For Capital Adequacy Purposes		Action Provision
As of December 31, 2008	Amount	Ratio	Amount	Ratio	Amount	Ratio

Total Capital (to risk weighted assets):
Corporation	$384,522	8.88%	$346,333	8.00%	$432,917	10.00%
Harleysville National Bank	370,552	8.58%	345,536	8.00%	431,920	10.00%
Tier 1 Capital (to risk weighted assets):
Corporation	334,467	7.73%	173,167	4.00%	259,750	6.00%
Harleysville National Bank	320,497	7.42%	172,768	4.00%	259,152	6.00%
Tier 1 Capital (to average assets):
Corporation	334,467	8.19%	163,315	4.00%	204,144	5.00%
Harleysville National Bank	320,497	7.88%	162,689	4.00%	203,361	5.00%

As of December 31, 2007

Total Capital (to risk weighted assets):
Corporation	$329,887	10.67%	$247,273	8.00%	$309,091	10.00%
Harleysville National Bank	312,880	10.16%	246,286	8.00%	307,858	10.00%
Tier 1 Capital (to risk weighted assets):
Corporation	302,459	9.79%	123,637	4.00%	185,455	6.00%
Harleysville National Bank	285,452	9.27%	123,143	4.00%	184,715	6.00%
Tier 1 Capital (to average assets):
Corporation	302,459	8.72%	138,795	4.00%	173,494	5.00%
Harleysville National Bank	285,452	8.29%	137,722	4.00%	172,153	5.00%

(1) Certain prior period amounts have been reclassified to conform to current period presentation.
(2) The interest earned on nontaxable investment securities and loans is shown on a tax equivalent basis (tax rate of 35%).
(3) Nonaccrual loans have been included in the appropriate average loan balance category, but interest on nonaccrual loans has not been included for purposes of determining interest income.